                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

                                 by and between

                        DIAMOND TRIUMPH AUTO GLASS, INC.

                                       and

                                MICHAEL A. SUMSKY

                                   Dated as of

                                October 21, 2004

            This EMPLOYMENT AGREEMENT, dated as of _October 21_, 2004, by and between MICHAEL A. SUMSKY (the "Employee") and DIAMOND TRIUMPH AUTO GLASS, INC., a Delaware corporation (the "Company"). As used herein, the term "Companies" shall refer to the Company and its existing and future subsidiaries.

            The Company desires to engage the Employee to perform services for the Companies, and the Employee desires to perform such services, on the terms and conditions set forth below.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Employment, Term.

            The Company will employ the Employee in its business, and the Employee will work for the Company, for a term commencing as of the date hereof and ending on December 31, 2005, upon the terms and subject to the conditions set forth in this Agreement. Such period, including any extensions or renewals thereof, is referred to herein as the "Employment Period" .

      2. Duties.

            2.1 During the Employment Period, the Employee shall serve as the President, Chief Financial Officer, Secretary and General Counsel of the Company, and perform duties of an executive character consisting of administrative and managerial responsibilities on behalf of the Companies, and shall perform such other duties on behalf of the Companies and exercise such authority as may from time to time reasonably be delegated to the Employee by the Board of Directors of the Company consistent with his abilities.

            2.2 The Employee shall discharge his duties from the Company's facility in Kingston, Pennsylvania. The Employee shall also engage in such reasonable travel in furtherance of his duties set forth in Section 2.1, as shall be reasonably requested by the Company.

      3. Devotion of Time.

            Throughout the Employment Period, the Employee shall: (a) devote substantially all of his working time to the business and affairs of the Companies; (b) faithfully and diligently perform his duties in conformity with the directions of the Board of Directors of the Company; (c) devote his best efforts, energy and skill to the services of the Companies and the promotion of their interests; and not take part in activities known by the Employee to be detrimental to the best interests of the Companies.

      4. Compensation.

            4.1 In consideration for the services to be performed by the Employee during the Employment Period hereunder, the Company shall compensate the Employee at a base salary of $350,000 per annum (the "Base Salary").

            4.2 The Employee shall be eligible to receive, with respect to each year of the Employment Period, a bonus (the "Bonus"), as set forth in Exhibit A hereto (the "Bonus Plan").

      5. Reimbursement of Expenses; Additional Benefits.

            5.1 The Employee shall receive an automobile allowance for the use of an automobile owned or leased by him in accordance with the policies and procedures established by the Company from time to time for executive employees.

            5.2 The Company shall pay directly, or reimburse the Employee for, all other reasonable and necessary business expenses and disbursements (including, but not limited to, professional dues, memberships, publications and continuing education) incurred by the Employee for or on behalf of the Company in the performance of his duties under this Agreement. For such purposes, the Employee shall submit to the Company itemized invoices, statements or written reports of such expenses in accordance with the policies and procedures established by the Company from time to time.

            5.3 The Employee shall be entitled to paid vacations during the Employment Period in accordance with the then prevalent practices of the Company for its senior executives; provided, however, that Employee shall be entitled to such paid vacations for not less than four (4) weeks per annum.

            5.4 During the Employment Period, the Employee shall be entitled to participate in, and to receive benefits under, such employee benefit plans of the Company (including, without limitation, pension, profit sharing, bonus, group life insurance and group medical insurance plans) as may exist from time to time for the Company's senior executives.

            5.5 The Company shall pay directly, or reimburse the Employee for, housing costs of up to $900 per month for so long as the Employee resides in northeastern Pennsylvania during the Employment Period.

      6. Representations and Warranties of the Employee.

            The Employee represents and warrants to the Company that the Employee is under no contractual or other restriction or obligation which conflicts with, violates or is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder.

      7. Non-competition.

            During the Employment Period, including any unexpired portion thereof, the Employee shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including, without limitation, as an officer, director, employee, distributor, independent contractor, independent representative, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business located in any state or region (including foreign jurisdictions) where any of the Companies conduct business or is considering doing business; provided, however, that ownership of 1 % or less of the stock or other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on The Nasdaq Stock Market's National Market, shall not constitute a breach of this Section 7, so long as the Employee does not in fact have the power to control, or direct the management of, or is not otherwise engaged in activities with, such corporation.

            For purposes hereof, the term "Competing Business" shall mean any business or venture which is engaged, directly or indirectly, in (i) developing, manufacturing, marketing, selling and/or distributing (including wholesale distribution) of automobile or truck glass or windshields or other glass products utilized in vehicles; repairing, replacing or installing automobile or truck glass or windshields or other glass products utilized in vehicles; or selling or installing those kinds of automobile or truck accessories sold by any of the Companies, (ii) any other business engaged in or actively being developed by any of the Companies, or (iii) any other business which is substantially similar to the whole or any significant part of the business conducted by the Companies.

      8. No Solicitation.

            During the Employment Period, including any unexpired portion thereof, the Employee shall not, directly or indirectly, including on behalf of, for the benefit of, or in conjunction with, any other person or entity, (i) solicit, assist, advise, influence, induce or otherwise encourage in any way, any employee of any of the Companies to terminate its relationship with any of the Companies for any reason, nor assist any person or entity in doing so, or employ, engage or otherwise contract with any employee or former employee of any of the Companies in a Competing Business or any other business unless such former employee shall not have been employed by any of the Companies for a period of at least one year, (ii) interfere in any manner with the relationship between any employee and any of the Companies or (iii) contact, service or solicit any existing clients, customers or accounts of any of the Companies on behalf of a Competing Business, either as an individual on his own account, as an investor, or as an officer, director, partner, joint venturer, consultant, employee, agent or salesman of any other person or entity.

      9. Confidential Information.

            9.1 "Confidential Information" shall mean confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, distribution methods, data, specifications and processes (including the Transferred Property as hereinafter defined) presently owned or at any time hereafter developed by any of the Companies or its agents or consultants or used presently or at any time hereafter in the course of the business of any of the Companies, that are not otherwise part of the public domain.

            9.2 The Employee hereby sells, transfers and assigns to the Company, or to any person or entity designated by the Company, all of his entire right, title and interest in and to all inventions, ideas, methods, developments, disclosures and improvements (the "Inventions"), whether patented or unpatented, and copyrightable material, and all trademarks, all trade names, all goodwill associated therewith and all federal and state registrations or applications thereof, made, adopted or conceived by the Employee, solely or jointly, in whole or in part (collectively, the "Transferred Property"), prior to or during the Employment Period which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by any of the Companies or
(ii) otherwise relate to or pertain to the business, products, services, functions or operations of any of the Companies. The Employee shall make adequate written records of all Inventions, which records shall be the Company's property, and shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned Inventions. Whether during the Employment Period or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company, or any person or entity designated by the Company, to file and prosecute patent applications (including, but not limited to, records, memoranda or instruments deemed necessary by the Company for the prosecution of a patent application or the acquisition of letters patent in the United States, foreign jurisdictions or otherwise) and, as to copyrightable material, to obtain copyrights thereon, and as to trademarks, to record the transfer of ownership of any federal or state registrations or applications.

            9.3 All such Confidential Information is considered secret and will be disclosed to the Employee in confidence, and the Employee acknowledges that, as a consequence of his employment and position with the Company, the Employee may have access to and become acquainted with Confidential Information. Except in the performance of his duties as an employee of the Company, the Employee shall not, during the Employment Period and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Information. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to or containing Confidential Information, which the Employee has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Information. Upon termination of this Agreement, or whenever requested by the Company, the Employee shall promptly deliver to the Company any and all of the Confidential Information and copies thereof, not previously delivered to the Company, that may be in the possession or under the control of the Employee. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between the Employee and the Company, (ii) such Confidential Information has been publicly disclosed (not due to a breach by the Employee of his obligations hereunder, or by breach of any other person, of a fiduciary or confidential obligation to any of the Companies) or (iii) the Employee is required to disclose Confidential Information by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction; provided, however, that the Employee shall, prior to any such disclosure, immediately notify the Company of such requirement and provided further, however, that the Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

      10. Acknowledgement remedies: survival of this Agreement.

            10.1 The Employee acknowledges that violation of any of the covenants and provisions set forth in this Agreement would cause the Company irreparable damage and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, it is agreed that, in addition to the remedies at law or in equity, the Company shall be entitled, without the posting of a bond, to equitable relief in the form of specific performance, a temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available for the purposes of restraining the Employee from any actual or threatened breach of such covenants. Without limiting the generality of the foregoing, if the Employee breaches or threatens to breach Sections 7, 8, or 9 hereof, such breach or threatened breach will entitle the Company to enjoin the Employee from disclosing any Confidential Information to any Competing Business, to enjoin any Competing Business from retaining the Employee or using any such Confidential Information, to enjoin the Employee from engaging in any activities prohibited by Section 8 hereof and/or to enjoin the Employee from rendering personal services to or in connection with any Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

            10.2 The provisions of this Agreement shall survive the termination of the Employee's employment with the Company.

      11. Termination of Employment.

            11.1 Termination. The Company may terminate the Employee's employment for Cause (as hereinafter defined), in which case the provisions of
Section 11.2 shall apply. The Company may also terminate the Employee's employment in the event of the Employee's death or Disability (as hereinafter defined), in which case the provisions of Section 11.3 shall apply. The Company may also terminate the Employee's employment for any other reason by written notice to the Employee, in which case the provisions of Section 11.4 shall apply. If the Employee's employment is terminated by reason of the Employee's resignation, the provisions of Section 11.2 shall apply, provided that no termination of this Agreement shall relieve either party from liability for any breach of this Agreement or defeat or impair the right of non-breaching party to pursue such relief as may otherwise be available to it as a result of any breach of this Agreement or any term, provision or covenant contained herein.

            11.2 Termination for Cause; Resignation. Notwithstanding anything to the contrary contained herein, in the event that the Employee's employment hereunder is terminated during the Agreement Term (x) by the Company for Cause or (y) by reason of the Employee's resignation, then the Company shall pay to the Employee, within thirty (30) days of the date of such termination, only the Base Salary through such date of termination. For purposes of this Agreement, "Cause" shall mean (i) conviction of, or plea of nolo contendere (no contest) to, any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) engaging in any act involving moral turpitude;
(iii) conduct related to the Employee's employment for which either criminal or civil penalties against the Employee or any of the Companies may be sought; (iv) gross neglect in the performance of the Employee's duties hereunder; (v) misconduct in the performance of the Employee's duties hereunder, which misconduct continues after notice thereof is given to the Employee by the Board of Directors of the Company, (vi) willful failure or refusal to perform such duties as may be delegated to the Employee commensurate with the Employee's position, which misconduct continues after notice thereof is given to the Employee by the Board of Directors of the Company, (vii) material violation of the Company's policies, including, without limitation, those relating to sexual harassment, the disclosure or misuse of Confidential Information (as hereinafter defined), or those set forth in Company manuals or statements of policy, which violation continues after notice thereof is given to the Employee by the Board of Directors of the Company (viii) engaging in any conduct which is materially injurious or materially damaging to any of the Companies or the reputation of any of the Companies; or (ix) material breach of any provision of this Agreement by the Employee.

            11.3 Death or Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the Employee's duties hereunder for either (i) one hundred eighty
(180) days within any three hundred sixty five (365) day period, or (ii) one hundred twenty (120) consecutive days, and within thirty (30) days after written notice of termination is given shall not have returned to the performance of the Employee's duties hereunder on a full time basis, the Company may terminate the Employee's employment hereunder for "Disability". In the event this Agreement is terminated by reason of the Employee's death or Disability, the Company shall pay to the Employee (i) the Base Salary for a period of twelve months (but in no event beyond December 31, 2004), which Base Salary shall be paid commencing with such date of termination at the times and in the amounts such Base Salary would have been paid, and (ii) the amount of any Bonus payable under the Bonus Plan through such date of termination, which Bonus, if any, shall be payable at the time provided in the Bonus Plan. During any period that the Employee fails to perform the Employee's duties hereunder as a result of incapacity due to physical or mental illness (a "Disability Period"), the Employee shall continue to receive the compensation and benefits provided by Section 5.4 hereof until the Employee's employment hereunder is terminated; provided, however, that the amount of compensation and benefits received by the Employee during the Disability Period shall be reduced by the aggregate amounts, if any, payable to the Employee pursuant to Section 5.4 hereof or under the Social Security or state disability insurance programs.

            11.4 Termination By the Company For Any Other Reason. In the event that the Employee's employment hereunder is terminated by the Company during the Employment Period for any reason other than as provided in Sections 11.2 or 11.3 hereof, which shall include, but not be limited to, any termination by the Company due to or arising from a change in control of the Company's common and/or preferred stock ownership and/or a change in the composition of the Board of Directors of the Company such that a majority of the Board of Directors of the Company are not Continuing Directors, then the Company shall pay to the Employee, (i) within thirty (30) days of the date of such termination, the Base Salary through such date of termination, (ii) the amount of any Bonus payable under the Bonus Plan through such date of termination, which Bonus, if any, shall be payable at the time provided in the Bonus Plan, and (iii) in lieu of any further compensation, benefits or other amounts for the balance of the Employment Period, severance pay equal only to the Base Salary that Executive would have otherwise received during the period beginning on such date of termination and ending on the earlier of (i) the scheduled termination date of the Employment Period under this Agreement or (ii) such time as

Employee obtains other employment which provides for compensation in an amount reasonably comparable to the amount of the Base Salary (it being understood that the Company's obligation under clause (iii) of this Section 11.4 shall be reduced by any amounts received by the Executive by reason of any other employment, which severance pay shall be paid commencing with such date of termination at the times and in the amounts such Base Salary would have been paid. "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Company who was a member of such Board of Directors on the date of this Agreement or was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

            11.5 Non-Renewal of the Employee's Employment For Any Reason. Notwithstanding any provision to the contrary, in the event that the Employees employment hereunder is not extended or renewed beyond the December 31, 2005 expiration date, for any reason whatsoever other than due to the Death or Disability of the Employee, including but not limited to a change in control of the Company`s common and/or preferred stock ownership and/or a change in the composition of the Board of Directors of the Company, such that a majority of the Board of Directors of the Company are not Continuing Directors, then the Company shall pay to the Employee a separation payment equal to ten (10) months of the Employee's Base Salary (the "Separation Payment"). The Separation Payment shall be paid to the Employee in accordance with the Company's normal payroll practices for its senior management employees.

      12. Assignment.

            This Agreement, as it relates to the employment of the Employee, is a personal contract and the rights, interests and obligations of the Employee hereunder may not be sold transferred, assigned, pledged or hypothecated. Except as otherwise herein expressly provided, this Agreement shall be binding upon and inure to the benefit of the Employee and his personal representatives and shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any corporation or other entity into which the Company is merged or which acquires all of the outstanding shares of the Company's capital stock, or all or substantially all of the assets of the Company. This Agreement may be assigned by the Company to any existing or future subsidiary or affiliate of the Company, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise).

      13. Notices.

            Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, return receipt requested, with postage prepaid, or by a nationally recognized overnight courier service to the Employee's residence (as reflected in the Company's records or as otherwise designated by the Employee on thirty (30) days' prior written notice to the Company) or to the Company's principal executive office, attention: Co-Chairman (with copies to the General Counsel), as the case may be. All such notices, requests, consents and approvals shall be effective upon being deposited in the United States mail or upon delivery to such overnight courier service. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given as provided herein, shall be deemed to be receipt of the notice, request, consent or approval sent.

                     if to the Employee:

                     Michael A. Sumsky
                     408 Wildflower Drive
                     Wilkes Barre, PA  18702

                     if to the Company:

                     Diamond Triumph Auto Glass, Inc.
                     220 Division Street
                     Kingston, Pennsylvania  18704
                     Attn.:  Kenneth Levine, Co-Chairman
                             Norman Harris, Chief Executive Officer

                     With a copy to:

                     Green Equity Investors II, L.P.
                     c/o Leonard Green & Partners, L. P.
                     11111 Santa Monica Blvd., (Suite 2000)
                     Los Angeles, California  90025
                     Attn.:  Jonathan Seiffer

or to such other address as any such party shall designate by written notice to the other party.

      14. Non-waiver.

            Neither any course of dealing nor any failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by its duly authorized officer.

      15. Entire Agreement.

            This Agreement (including Exhibit A hereto) contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between them.

      16. Severability; Reasonableness of Agreement.

            If any term, provision or covenant of this Agreement or part thereof, or the application thereof to any person, place or circumstance shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision or covenant shall remain in full force and effect, and any such invalid, unenforceable or void term, provision or covenant shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, amend and limit any such term, provision or covenant, to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful. In this regard, the Employee understands that the provisions of Sections 7, 8, 9, and 10 may limit his ability to earn a livelihood in a business similar or related to the business of the Company, but nevertheless agrees and acknowledges that (i) the provisions of Sections 7, 8, 9 and 10 hereof are reasonable and necessary for the protection of the Company, and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; and (ii) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained. In consideration of the foregoing and in light of the Employee's education, skills and abilities, the Employee agrees that all defenses by the Employee to the strict enforcement of such provisions are hereby waived by the Employee.

      17. Headings.

            The headings of the sections of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement.

      18. Governing Law.

            This Agreement, including the validity, interpretation, construction and performance of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or federal court located in New York, New York. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein and consent to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint therein directed to the Employee or the Company at the address as provided in Section 13 hereof.

      19. Amendment.

            This Agreement may be amended only by a writing which makes express reference to this Agreement as the subject of such amendment and which is signed by the Employee and, on behalf of the Company, by its duly authorized officer.

      20. Costs and Expenses.

            Each party shall pay all of its own costs and expenses, including reasonable legal fees, in connection with the execution, delivery, performance and compliance with this Agreement by such party. If an action or proceeding is commenced by a party to enforce or interpret any provision of this Agreement, the non-prevailing party shall promptly reimburse the prevailing party for the prevailing parry's reasonable costs and expenses of such action or proceeding, including reasonable attorneys' fees.

      21. Counterparts.

            This Agreement may be executed in one or more counterparts, all of which together shall be deemed one original.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date and year first written above.

                                        DIAMOND TRIUMPH AUTO GLASS, INC.

                                        By:  /s/ Norman Harris
                                             -----------------------------------
                                             Name:   Norman Harris
                                             Title:     Chief Executive Officer

                                             /s/ Michael A. Sumsky
                                             -----------------------------------
                                              Name:   Michael A. Sumsky

                                                                       EXHIBIT A

            1. Bonus Awards.

            (a) In respect of the year ending December 31, 2005, Employee shall be entitled to receive a Bonus in the amount set forth in Column A below corresponding to the Company's EBITDA (as defined below) set forth in Column B in respect of each Performance Year (as defined below):

Column A                                     Column B
Bonus                                         EBITDA
--------                                     --------
$  30,000                               $13,000,000 to $13,999,999
$  60,000                               $14,000,000 to $14,999,999
$  90,000                               $15,000,000 to $15,999,999
$ 120,000                               $16,000,000 to $16,999,999
$ 150,000                               $17,000,000 to $17,999,999
$ 180,000                               $18,000,000 and above.

            (b) The Employee and Company acknowledge and agree that the Bonus Award payable for the Performance Year (as defined below) ending December 31, 2005, would be payable to the Employee after the expiration of the Employee's term of employment provided that the Employee's employment term is not extended beyond this initial term of Employment. The Employee and Company further acknowledge and agree that it is intended that the Employee shall be paid all mounts due to him under this Bonus Award for such Performance Year which is payable in calendar year 2006, even if the Employee is no longer an employee beyond December 31, 2005.

            2. Performance Year. Each calendar year beginning with January 1, 2005 shall be a "Performance Year." If the Employee is employed by the Company for a part of a Performance Year, he shall receive a Bonus equal to the Bonus he would have received had he been employed for the entire Performance Year, multiplied by a fraction, the numerator of which is the number of days he was employed by the Company during such Performance Year and the denominator of which is 365; provided, that if the Employee's employment is terminated prior to the end of the Performance Year by the Company for Cause or the Employee resigns, no Bonus shall be made for the Performance Year (or part thereof) in which the Employee's employment was terminated or in which the Employee resigns. For the purpose of calculating the Bonus that the Employee shall be entitled to receive in respect of the Performance Year ending December 31, 2005, the Employee shall be deemed to have been employed by the Company commencing on January 1, 2005.

            3. Definitions. Capitalized terms not otherwise defined herein have the meanings set forth in the Employment Agreement dated as of October 21, 2004, between the Company and the Employee to which this Exhibit A is annexed.

            4. EBITDA.

            (a) As used herein, "EBITDA" means, for any period, Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Net Income, the sum of (a) the aggregate amount of interest expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization expense for such period, (d) any fees paid in respect of the Management Services Agreement dated March 31, 1998 between the Company and Leonard Green & Partners, L.P., (e) subject to the approval of the Board of Directors of the Company, any extraordinary or non-recurring loss, and (f) any loss arising from the sale of capital assets or arising out of any sale of capital stock of the Companies, and minus, without duplication and to the extent added to revenues in determining Net Income for such period, (i) subject to the approval of the Board of Directors of the Company, any extraordinary or non-recurring gain, and (ii) any gain arising from the sale of capital assets or arising out of any sale of capital stock of any of the Companies, all as determined on a consolidated basis with respect to the Company and its subsidiaries in accordance with generally accepted accounting principles consistent with past practice.

            (b) As used herein, "Net Income" means for any period, net income or loss of the Company and its subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, provided that there shall be excluded the income or loss of any person accrued before the date it becomes a subsidiary or is merged into or consolidated with the Company or any of its subsidiaries or the date that person's assets are acquired by the Company or any of its subsidiaries.

            (c) The final determination of EBITDA with respect to any Performance Year shall be subject to the affirmative approval (the "Approval") of the Board of Directors of the Company and the Employee. In the event that the Approval is not obtained within fourteen (14) days after completion of the Company's audited financial statements for such Performance Year, the Company's auditors shall make such determination of EBITDA in respect of such Performance Year, provided that the Board of Directors of the Company and the Employee shall determine with respect to the Bonus for such Performance Year the amount not in dispute by reason of such lack of Approval.

            5. Time of Payment. Each Bonus shall be paid no later than the fourteenth (14th) day (assuming Approval is obtained or, assuming Approval is not obtained, as to the undisputed amount), or the thirtieth (30th) day (assuming Approval is not obtained, as to the disputed amount), after completion of the Companies' audited financial statements for such Performance Year.

            6. No Assignments. Employee may not assign a Bonus without the prior written consent of the Board of Directors of the Company. Any attempted assignment without such consent shall be null and void. For purposes of this paragraph, any designation of, or payment to, a beneficiary designated to receive such Bonus in the event of the Employee's death, shall not be deemed an assignment.

            7. Unfunded Incentive Compensation Arrangement. The Bonus arrangement provided for herein and in the Employment Agreement is intended to constitute an unfunded incentive compensation arrangement and nothing contained in the Bonus arrangement provided for herein and in the Employment Agreement shall create or be construed to create a trust of any kind. All Bonuses shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such awards.

            8. Governing Law. The Bonus arrangement provided for herein and in the Employment Agreement shall be construed and governed in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

            9. No Right to Specific Assets. There shall not vest in Employee any right, title, or interest in and to any specific assets of the Company.